________________, 2005

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

        Re: Echo Healthcare Acquisition Corp.

Gentlemen:

        This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of Echo Healthcare Acquisition Corp. (the “Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of common stock, par value $.0001 per share, of the Company (the “Common Stock”) and one Warrant to purchase one share of Common Stock. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO unless Roth Capital Partners, LLC (“Roth”) informs the Company of its decision to allow earlier separate trading.

        The undersigned agrees that this letter agreement constitutes an irrevocable order for __________ (the “Broker”) [which shall in no case be Roth, any other underwriter involved in the IPO or any of their affiliates] to purchase for the undersigned’s account within the first forty trading day period beginning the later of (i) the date separate trading of the Warrants has commenced or (ii) sixty days after the end of the restricted period set forth under Regulation M promulgated by the Securities and Exchange Commission (“Separation Date”) up to $750,000 of Warrants in the open market at market prices not to exceed $1.20 per Warrant (“Maximum Warrant Purchase”). The Broker (or such other broker dealer(s) as the Broker may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty trading day period commencing on the Separation Date.

        As the date hereof, the undersigned represents and warrants that he is not aware of any material nonpublic information concerning the company or any securities of the Company and is entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The undersigned agrees that while this agreement is in effect, the undersigned shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Company’s securities. The undersigned further agrees that it shall not, directly or indirectly, communicate any material nonpublic information relating to the Company or the Company’s securities to any employee of the Broker. The undersigned does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Warrants pursuant to this agreement.

        The undersigned may notify Broker that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Broker by the undersigned (such affiliate or other person or entity, a “Designee”)) who (or which) has an account at Broker and, in such event, Broker will make such purchase on behalf of said Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the Designee fails to make such payment.

        The undersigned agrees that neither the undersigned nor any Designee shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination involving the Company, as described in the final prospectus for the Company’s IPO, and acknowledges that, at the option of Roth, the certificates for such Warrants shall contain a legend indicating such restriction on transferability, it being understood that the Warrants purchased will be non-callable by the Company as long as they are held by the undersigned or any Designee.

        This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, with regard to the conflicts of laws principals thereof. This Agreement shall be binding upon the undersigned and the heirs, successors and assigns of the undersigned.

Sincerely,

Joel Kanter